UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                      November 30, 2007 (November 27, 2007)
                Date of Report (Date of earliest event reported)

                       -------------------------------------

                          THE GREAT ATLANTIC & PACIFIC
                                TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                     1-4141                  13-1890974
(State or other jurisdiction of   Commission file number)      (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                Two Paragon Drive
                           Montvale, New Jersey 07645
                    (Address of principal executive offices)

                                 (201) 573-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d- 2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))
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Item 8.01     Other Events

On November 27, 2007, The Great Atlantic & Pacific Tea Company, Inc. (the "Company"), issued a press release announcing that the Federal Trade Commission has accepted a proposed consent agreement relating to A&P's acquisition of Pathmark Stores Inc. In addition, the Hart-Scott-Rodino Act waiting period has expired, thereby permitting the parties to close the transaction. A&P expects to complete the acquisition on or about December 3, 2007. A copy of the press release is attached hereto as Exhibit 99.1.



(c) Exhibits. The following exhibit is filed herewith:

              Exhibit No.              Description
                                      -----------------------------------------

                  99.1                 Press Release dated November 27, 2007

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 30, 2007


                                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                                 By:  /s/ Allan Richards
                                 Allan Richards, Senior Vice President,
                                 Human Resources, Labor Relations,
                                 Legal Services & Secretary

Exhibit 99.1

                                             Investor Contact:  William J. Moss
                                                      Vice President, Treasurer
                                                                 (201) 571-4019

                                            Press Contact:  Richard P. De Santa
                                             Senior Director, Corporate Affairs
                                                                 (201) 571-4495

For Immediate Release

Federal Trade Commission Accepts Consent Agreement;
Clears Way for A&P to Complete Pathmark Acquisition


MONTVALE, NJ - November 27, 2007 - The Great Atlantic & Pacific Tea Company, Inc. (A&P)(NYSE:GAP) announced today that the Federal Trade Commission (FTC) has accepted a proposed consent agreement relating to A&P's acquisition of Pathmark Stores Inc. (Carteret, NJ). In addition, the Hart-Scott-Rodino Act waiting period has expired, thereby permitting the parties to close the transaction. A&P expects to complete the acquisition, which includes 140 Pathmark stores in New York, New Jersey, Pennsylvania and Delaware, on or about December 3, 2007.

The terms of the consent agreement require A&P to divest six stores located in the state of New York within a short period following completion of the acquisition. A&P has entered into definitive agreements to sell all of the stores required to be divested. Those sales have been approved by the FTC, and A&P expects to complete the required divestitures within the prescribed time frame contained in the consent order.

A&P said the following six stores are being sold under the consent agreement: four Waldbaum's stores, at 3251 Richmond Avenue South, 778 Manor Road, 4343 Amboy Road, and 1441 Richmond Avenue, and the Pathmark store at 2660 Hylan Boulevard, all on Staten Island, N.Y., to King Kullen Grocery Co.; and the Waldbaum's store at 999 Montauk Highway, Shirley, N.Y., to Stop & Shop Supermarket Cos. The Company has also entered into an agreement with the Attorney General of the State of New York to divest the aforementioned stores to those buyers. A&P said the stores being divested represent combined annualized sales of approximately $149 million and EBITDA of approximately $6 million.

The consent agreement will be subject to a 30-day public comment period, after which the FTC may propose modifications before the consent order is made final. However, A&P is not required to delay closing of the acquisition for the comment period.

Axinn, Veltrop & Harkrider LLP is serving as antitrust counsel to A&P and Latham & Watkins LLP is serving as counsel to Pathmark.

About The Great Atlantic & Pacific Tea Company, Inc.
---------------------------------------------------

Founded in 1859, A&P is one of the nation's first supermarket chains. The Company operates 315 stores in 6 states and the District of Columbia under the following trade names: A&P, Waldbaum's, The Food Emporium, Super Foodmart, Super Fresh and Food Basics.

About Pathmark Stores Inc.
-------------------------

Pathmark is a regional supermarket chain currently operating 140 supermarkets in the New York, New Jersey and Philadelphia metropolitan areas. Additional information about Pathmark may be found at its web site, www.pathmark.com.